May 22, 1998


Board of Directors
Hilb, Rogal and Hamilton Company

Dear Sirs:

     This letter is delivered to you in connection with the actions taken and proposed to be taken by Hilb, Rogal and Hamilton Company, a Virginia corporation (the "Company"), with respect to the offer and sale from time to time pursuant to the Hilb, Rogal and Hamilton Company Non-employee Directors Stock Incentive Plan (the "Plan"), of up to 200,000 shares of the Company's Common Stock, without par value (the "Shares"). The Shares to be issued pursuant to the Plan will be acquired directly from the Company (the "Original Issue Common Stock").
As counsel to the Company, I have reviewed the registration statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares under the Securities Act of 1933 (the "Act").

     In this regard, I have examined the Articles of Incorporation, as amended, and By-Laws of the Company, as amended, records of proceedings of the Board of Directors of the Company, the Plan and such other records and documents as I have deemed necessary or advisable in connection with the opinions set forth herein.

     Based upon my examination, I am of the opinion that the Shares, which will be Original Issue Common Stock will, when issued pursuant to the terms and conditions of the Plan, be validly issued, fully paid and nonassessable. The foregoing opinion is limited to the laws of the Commonwealth of Virginia and I express no opinion as to the effect of the laws of any other jurisdiction.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Interests of Names Experts and Counsel" in the Registration Statement. Further, I presently serve the Company as Vice President, General Counsel and Secretary.

                                   Very truly yours,

                                   /s/ Walter L. Smith

                                   Walter L. Smith
                                   Vice President, General Counsel and
                                     Secretary